Exhibit 6.1

MANAGING BROKER DEALER AGREEMENT

This Agreement (the “Agreement”) is entered into on March 13, 2020, by and between LEGION CAPITAL CORPORATION, a Florida corporation (the “Company”), and SEQUENCE FINANCIAL SPECIALISTS LLC, a [South Carolina] limited liability company (the “Managing Broker-Dealer”), regarding the offering and sale (the “Offering”) of up to $40,000,000 of Corporate Bonds and Redeemable Products Stock (collectively, the “Products”) of the Company to be sold pursuant to an offering statement on Form 1/A (File No. 024-11123), filed with the United States Securities and Exchange Commission (the “SEC”), as the same is later declared qualified by the SEC and as it may be amended and supplemented (including documents incorporated by reference, any Preliminary Offering Circular, Final Offering Circular and all exhibits to such offering statement) from time to time (collectively, “Offering Statement”).

“Preliminary Offering Circular” means any preliminary offering circular relating to the Products included in the Offering Statement pursuant to Regulation A of the Rules and Regulations of the Securities Act; and

“Final Offering Circular” means the final offering circular relating to the public offering of the Products as filed with the Commission pursuant to Regulation A of the Rules and Regulations of the Securities Act.

1. On the basis of the representations and warranties and covenants herein contained, and subject to the terms and conditions set forth herein and in the Offering Statement, the Company hereby appoints the Managing Broker-Dealer as its exclusive agent for purposes of offering and selling the Products pursuant to the Offering Statement and upon the terms and conditions set forth herein, including without limitation compliance and conformity with Accepted Products Practices; and the Managing Broker-Dealer hereby accepts such exclusive appointment and agrees to use its best efforts as such agent to offer and sell the Products to Investors through Soliciting Dealers (as defined below) until the earlier of (i) the termination of the Offering, (ii) the sale of all of the Products, or (iii) until the termination of this Agreement.

2. In connection with the offer and sale of the Products under this Agreement, the Managing Broker Dealer will carry out the duties provided for herein and as described in the Offering Statement as being carried out by the Managing Broker-Dealer. The Managing Broker-Dealer is exclusively authorized to enlist as soliciting dealers other members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and other authorized Registered Investment Advisers appointed by the Managing Broker-Dealer (collectively, the “Soliciting Dealers”) to offer and sell the Products, subject to the provisions of Section 4.1.

3. It is understood that no sale of the Products shall be regarded as effective unless and until the Company shall have accepted a subscription for such Products in the manner prescribed in the Offering Statement. The Company reserves the right in its sole discretion to accept or reject any subscription or order for Products as described in the Offering Statement. The Products will be offered during a period commencing on the qualification of the Offering Statement, and continuing thereafter until the earlier of (i) the date that $40,000,000 in the Products shall have been sold under the Offering Statement or (ii) the date on which the Company, in its sole and absolute discretion, terminates the Offering (as applicable, the “Offering Termination Date”).

4. The following capitalized terms shall have the meanings set forth below:

4.1  “Accepted Products Practices” means, as applicable to the context in which this term is used, those procedures and practices with respect to the offering, marketing and selling Products that: (i) comply with all Governmental Rules; and (ii) comply with the provisions of this Agreement.

4.2 “Governmental Rules” means any law, rule, regulation, ordinance, order, code, interpretation, judgment, decree, policy, binding decision or guideline of any governmental agency, court or authority with jurisdiction over the Managing Broker-Dealer.

5. Representations and Warranties of the Company. The Company hereby represents warrants and covenants to the Managing Broker-Dealer that:

5.1   The Company and each of its subsidiaries has been duly incorporated and is validly existing and in good standing under the laws of its incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Statement. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification and in which the failure to be qualified or in good standing would be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, operations or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), and has all requisite authority to enter into this Agreement.

5.2 The Products will have been qualified by the SEC. So far as is under the control of the Company, the Products will be offered and sold consistent with the description contained in the Offering Statement .

5.3 The Company shall provide to the Managing Broker-Dealer and to Soliciting Dealers for delivery to offerees and purchasers and their representatives the information and documents that the Managing Broker-Dealer or any Soliciting Dealer reasonably requests to comply with all Governmental Rules in all jurisdictions in which the Products are offered and sold.

5.4 No defaults exist in the due performance and observance of any material obligation, term, covenant or condition of any agreement or instrument to which the Company or its subsidiaries is a party or by which it or its subsidiaries are bound.

5.5 This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

5.6 The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) any indenture, mortgage, deed or trust, voting trust agreement, note, lease or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary or their respective properties may be bound; (ii) the certificate of incorporation or bylaws of the Company or its subsidiaries; or (iii) any applicable law, order or Governmental Rule, except in any case for any breach, violation or default that would not have a Material Adverse Effect. No consent, approval, authorization, license, registration, declarations, qualification, or order or decree of any court or governmental agency or body or under any Governmental Rules has been or is required by the Company for the performance of this Agreement or the consummation of the transactions contemplated hereby (except as may be required under the Securities Act, as defined below, or from FINRA).

5.7 The Offering Statement, in the form in which it becomes qualified and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Offering Statement, and any supplement or amendment, or document incorporated by reference thereto when filed with the SEC under Rule 424 under the Securities Act of 1933 (the “Securities Act”), complied and will comply with the provisions of the Securities Act, and did not and will not at any such times contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that this representation and warranty does not apply to any statements in, or omissions from the Managing Broker-Dealer Disclosure Statements (as defined in Section 8.6), in the Offering Statement, or any amendment thereof or supplement thereto.

5.8 The Products has been duly authorized for issuance and sale pursuant to the Offering Statement and this Agreement by the Company’s board of directors and, when issued and delivered against payment therefor in accordance with the terms of the Offering Statement and this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with the terms of the Products, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

5.9 There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement, or which will, if determined adversely to the Company, would have a Material Adverse Effect. The Company is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

5.10 The financial statements and the related notes included in the Offering Statement will present fairly, in all material respects, the financial condition of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with United States generally accepted accounting principles, except as may be stated in the related notes thereto. No other financial statements or schedules of the Company, any subsidiary or any other entity are required by the Securities Act to be included in the Offering Statement or the Final Offering Circular. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

5.11 Rosenfield and Company, PLLC (the “Accountants”), who have and will report on the financial statements and schedules described in Section 5.10, are registered independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board. The financial statements of the Company and its subsidiaries and the related notes and schedules included in the Offering Statement will comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

5.12 Since the date of the most recent financial statements of the Company and its subsidiaries included or incorporated by reference in the Offering Statement and prior to the closing and any subsequent closing, other than as described in the Offering Statement (A) there has not been and will not have been any change in the capital stock of the Company and its Subsidiaries or long-term debt of the Company or any Subsidiary or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests, or any Material Adverse Effect, or any development that would reasonably be expected to result in a Material Adverse Effect; and (B) neither the Company nor any Subsidiary has sustained or will sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular.

5.13 Neither the Company nor any subsidiary has entered or will before the closing or any subsequent closing enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole, and neither the Company nor any subsidiary has any plans to do any of the foregoing.

5.14 The Company and each subsidiary has good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Offering Statement as being owned by them, in each case free and clear of all liens, encumbrances and claims except those that (1) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (2) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Offering Statement as being leased by the Company or any subsidiary that is material to the business of the Company and its subsidiaries taken as a whole is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

5.15 Other than as previously disclosed to the Managing Broker-Dealer in writing, the Company, or any person acting on behalf of the Company, has not and, except in consultation with the Managing Broker-Dealer will not publish, advertise or otherwise make any announcements concerning the distribution of the Products, and has not and will not conduct road shows, seminars or similar activities relating to the distribution of the Products nor has it taken or will it take any other action for the purpose of, or that could reasonably be expected to have the effect of, preparing the market, or creating demand, for the Products.

5.16 The Company and each of its subsidiaries, to their knowledge: (i) are and have been in material compliance with all laws, to the extent applicable, and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company and its subsidiaries except for such non-compliance as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and (ii) have not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any regulatory agency or third party alleging that any product operation or activity is in material violation of any laws and has no knowledge that any such regulatory agency or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding.

5.17 Neither the Company nor its subsidiaries, nor any director, officer, agent or employee of either the Company or any subsidiary has directly or indirectly, (1) made any unlawful contribution to any federal, state, local and foreign candidate for public office, or failed to disclose fully any contribution in violation of law, (2) made any payment to any federal, state, local and foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977, or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

5.18 Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions (the “Sanctions Regulations”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, is named on any denied party or entity list administered by the Bureau of Industry and Security of the U.S. Department of Commerce pursuant to the Export Administration Regulations (“EAR”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Products hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions Regulations or to support activities in or with countries sanctioned by said authorities, or for engaging in transactions that violate the EAR.

5.19 The Company has not distributed and, prior to the later to occur of the last closing date and completion of the distribution of the Products, will not distribute any offering material in connection with the offering and sale of the Products other than the Offering Statement, or Approved Sales Literature (as defined below in Section 6.8)

5.20 The Company has not sold or issued any securities that would be integrated with the offering of the Products contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission or that would fail to come within the safe harbor for integration under Regulation A.

5.21 The Company intends to use the funds received from the sale of the Products as set forth in the Offering Statement.

6. Covenants of the Company. The Company hereby agrees that:

6.1 The Company will notify the Managing Broker-Dealer promptly of the time when the Offering Statement or any post-effective amendment to the Offering Statement has become qualified or any supplement to the Offering Statement has been filed, and of any request by the SEC for any post-effective amendment or supplement to the Offering Statement or Offering Statement. In addition, the Company will prepare and file with the SEC, promptly upon the Managing Broker- Dealer’s reasonable request, any amendments or supplements to the Offering Statement or Offering Statement that, in the Managing Broker-Dealer’s opinion may be reasonably necessary or advisable in connection with the Offering or the Products. The Company will also provide promptly to the Managing Broker-Dealer copies of any correspondence received from the SEC and advance copies of any correspondence to the SEC (which the Managing Broker-Dealer shall have the right to provide comments to). The Company will provide the Managing Broker-Dealer with an advance copy of any the Offering Statement (including any amendment or supplement or document incorporated by reference thereto),and provide the Managing Broker-Dealer with the opportunity to provide comments to any such filings.

6.2 The Company will advise the Managing Broker-Dealer, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of the Offering Statement , of the suspension of the qualification of the Products for offering or sale in any jurisdiction, or of the initiation or receipt of any specific threat of any proceeding for any such purpose, and will use commercial reasonable efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the removal thereof as promptly as possible.

6.3 Within the time during which an Offering Statement relating to the Products is required to be delivered under the Securities Act, the Company will use commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act as promptly as possible, so far as necessary to permit it the continuance of sales of or dealings in the Products as contemplated by the provisions hereof and the Offering Statement. If, during the term of this Agreement, any event or change occurs that is material to the Offering or that causes any of the representations and warranties of the Company contained herein to be untrue in any material respect, or as a result of which the Offering Statement would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if, during such period, it is necessary to amend the Offering Statement or supplement the Offering Statement to comply with the Securities Act, then the Company will promptly notify the Managing Broker-Dealer, and, if necessary, will amend the Offering Statement or supplement the Offering Statement (at the sole expense of the Company) so as to correct such statement or omission or effect such compliance.

6.4 The Company will furnish to the Managing Broker Dealer copies of the Offering Statement, and all amendments and supplements to such documents (including documents incorporated by reference), in each case as soon as available and in such quantities as the Managing Broker-Dealer and Soliciting Dealers may from time to time reasonably request.

6.5 If at any time any event occurs as a result of which the Offering Statement would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly in writing notify the Managing Broker-Dealer thereof, promptly prepare an amendment to the Offering Statement correcting such statement or omission, and promptly deliver to Managing Broker-Dealer as many copies of such amended Offering Statement as Managing Broker-Dealer may reasonably request.

6.6 The Company will deliver to the Managing Broker-Dealer one copy of each report furnished to the Holders at the time that such reports are furnished to the Holders, and such other information concerning Products as may reasonably be requested.

6.7 The Company shall use reasonable efforts in taking all necessary action and filing all necessary forms and documents deemed reasonable by it in order to qualify or register Products for offer and sale under the securities laws of the jurisdictions in which the Managing Broker- Dealer is intending to offer the Products. Notwithstanding the foregoing, the Company may in its sole discretion elect not to qualify or register Products in any jurisdiction in which it deems the qualification or registration unwarranted for any reason. The Company or its counsel shall inform the Managing Broker-Dealer as to the jurisdictions in which the Products have been qualified for sale or are exempt under the respective laws of those jurisdictions. The Company will, at the Managing Broker-Dealer’s request, furnish the Managing Broker-Dealer with copies of all material documents and correspondence sent to or received from such jurisdictions (including, but not limited to, summaries of telephone calls and copies of facsimiles or emails) and will promptly advise the Managing Broker-Dealer as soon as the Company obtains knowledge thereof to the effect that the Products is qualified for offering and sale in each such jurisdiction. The Company will promptly advise the Managing Broker-Dealer of any request made by the securities administrators of each such jurisdiction for revising the Offering Statement or the Offering Statement or for additional information or of the issuance by such securities administrators of any stop order preventing or suspending the use of the Offering Statement or of the institution of any proceedings for that purpose, and will use its commercially reasonable efforts to prevent the issuance of any such order and if any such order is issued, to obtain the removal thereof as promptly as possible.

6.8 In addition to and apart from the Offering Statement, the Company may use certain supplemental sales material in connection with the offering of the Products. This material, prepared by the Company, may consist of sales literature, advertising, or presentations highlighting and explaining various features of the Offering or the Company. Any such sales literature shall be approved by the Managing Broker-Dealer and, to the extent required or otherwise determined by the Managing Broker-Dealer, be filed with and approved by the appropriate securities agencies and bodies and with FINRA. Any and all Approved Sales Literature did not or will not, at the time provided for use, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Such sales literature shall be categorized as either: (i) “Broker/Dealer Use Only” educational materials, which are, for purposes of this Agreement, materials prepared for or by the Company for the sole purpose of educating the Managing Broker-Dealer or Soliciting Dealers, as the case may be, in preparation to solicit sales of the Products and shall not be used with members of the general investing public (collectively, “B/D Use Only Approved Sales Literature”), or (ii) “Investor” sales materials, which are, for purposes of this Agreement, materials prepared for or by the Company and may be used by the Managing Broker-Dealer or Soliciting Dealers, as the case may be, with members of the general investing public (collectively, “Investor Use Approved Sales Literature” and, together with the B/D Use Only Approved Sales Literature, the “Approved Sales Literature”).

7. Covenants of the Managing Broker-Dealer. The Managing Broker-Dealer hereby agrees that:

7.1 The Managing Broker-Dealer will use “best efforts” in the offering, sale and distribution of the Products, to the extent it offers the Products to its Investors, and not solely through Soliciting Dealers. The Managing Broker-Dealer may offer the Products as an agent, but all sales shall be made by the Company acting through the Managing Broker-Dealer as an agent, and not by Managing Broker-Dealer as a principal. The Managing Broker-Dealer shall have no authority to appoint any person or other entity as an agent or sub-agent of the Managing Broker- Dealer or the Company, except to appoint Soliciting Dealers not objectionable to the Company in its sole and absolute discretion. The Managing Broker-Dealer will not enter into soliciting dealer agreements, however denominated, with other Soliciting Dealers without first providing the Company with a meaningful opportunity to review and comment on the same; provided, however, that the Managing Broker-Dealer will not be required to provide the Company with an opportunity to review and comment on a soliciting dealer agreement the form of which has been earlier received, reviewed and commented upon by the Company.

7.2 Within the shorter of the time during which an Offering Statement relating to the Products is required to be delivered under the Securities Act or the term of this Agreement, the Managing Broker-Dealer will comply with all requirements imposed upon it by the Securities Act, so far as is necessary to permit the continuance of sales of or dealings in the Products as contemplated by the provisions hereof and the Offering Statement.

7.3 The Managing Broker-Dealer shall make no representations to any prospective investor or purchaser other than those contained in the Offering Statement, and will not allow any other written materials to be used to describe the potential investment to prospective purchasers or investors other than the Offering Statement and Approved Sales Literature.

7.4 For sales made directly, if any, the Managing Broker-Dealer will limit the Offering to persons whom the Managing Broker-Dealer has reasonable grounds to believe meet appropriate financial suitability standards per FINRA Rule 2111 and 2090, together with any other purchaser suitability requirements set forth in the Offering Statement. In addition, the Managing Broker-Dealer will require through a Soliciting Dealer Agreement that each Soliciting Dealer will limit the Offering to persons whom the Soliciting Dealer has reasonable grounds to believe meet appropriate financial suitability standards per FINRA Rule 2111 and 2090, together with any other purchaser suitability requirements set forth in the Offering Statement.

7.5 The Managing Broker-Dealer, in coordination with the Company, will request and arrange for the Company to send to Soliciting Dealers all documents reasonably requested by the Soliciting Dealer regarding the Company and the Offering.

7.6 The Managing Broker-Dealer, directly or indirectly through Soliciting Dealers, will Provide each prospective investor or purchaser with a copy of the Offering Statement and supplements thereto during the course of the Offering, and before a related sale, advise each such prospective purchaser at the time of the initial offering to him or her that the Company and/or its agents and consultants will, during the course of the Offering and prior to any sale, afford said purchaser and his or her purchaser representative, if any, the opportunity to ask questions of and to receive answers from the Company and/or its agents and consultants concerning the terms and conditions of the Offering and to obtain any additional information, which information is possessed by the Company or may be obtained by it without unreasonable effort or expense and which is necessary to verify the accuracy of the information contained in the Offering Statement.

7.7  For sales made directly, if any, the Managing Broker-Dealer shall maintain in its files, for a period of six years following the Offering Termination Date, documents disclosing the basis upon which the above determination of suitability was reached as to each purchaser. In addition, the Managing Broker-Dealer will require through a Soliciting Dealer Agreement that each Soliciting Dealer maintain in its files, for a period of six years following the Offering Termination Date, documents disclosing the basis upon which the above determination of suitability was reached as to each purchaser of the Soliciting Dealer.

7.8 The Managing Broker-Dealer will comply, and will require under a Soliciting Dealer Agreement that other Soliciting Dealers comply, in all respects with the subscription procedures and plan of distribution set forth in the Offering Statement.

7.9  Reserved.

7.10 The Managing Broker-Dealer agrees to cause each such Soliciting Dealer to comply with all of the obligations of the Managing Broker-Dealer set forth in this Agreement (including the obligations set forth in this Article 4), as if such Soliciting Dealer were a party to this Agreement. In this regard, the Managing Broker-Dealer will provide each Soliciting Dealer with a true, correct and complete copy of this Agreement and will obtain the written acknowledgment and agreement of each Soliciting Dealer to abide by the obligations contained herein.

7.11 In the event the Company has paid the Managing Broker-Dealer any compensation or expense reimbursements under this Agreement, the Managing Broker-Dealer shall be obligated to pay all Soliciting Dealers from such funds within five (5) business days following the receipt of such funds from the Company. For purposes of this Agreement, “receipt of such funds” shall mean such funds that have cleared normal banking channels and have been settled in the form of cash in the Managing Broker Dealer’s bank account.

8. Representations and Warranties of the Managing Broker-Dealer.

Dealer hereby represents and warrants to the Company as follows:

8.1 The Managing Broker-Dealer (i) has been duly organized, is validly existing and good standing in the State of [South Carolina}, (ii) has qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction necessary to conduct its business, and (iii) has full power, authority and legal right to own its property, to carry on its business as presently conducted. The Managing Broker-Dealer is a member in good standing of FINRA.

8.2  The Managing Broker-Dealer has full power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Managing Broker-Dealer and is a valid and binding agreement on the part of the Managing Broker-Dealer, enforceable against it in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) the articles or certificate of formation or operating agreement of the Managing Broker-Dealer; or (ii) any applicable law, order or Governmental Rules.

8.3  The Managing Broker-Dealer has obtained all governmental consents, licenses, approvals and authorizations, registrations and declarations which are necessary for the execution, delivery, performance, validity and enforceability of the Managing Broker-Dealer’s obligations under this Agreement. The Managing Broker-Dealer is a registered broker-dealer in good standing under the appropriate laws and regulations of each of the states in which offers or solicitations of offers to subscribe for the Products will be made by the Managing Broker-Dealer (or is exempt from such registration). Notwithstanding the foregoing, the Company is not registered to do business in New Hampshire.

8.4  There are no actions, suits or proceedings pending or, to the knowledge of the Managing Broker-Dealer, threatened against or affecting the Managing Broker-Dealer, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement, or which will, if determined adversely to the Managing Broker-Dealer, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect the Managing Broker-Dealer’s ability to perform its obligations under this Agreement. The Managing Broker Dealer is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

8.5  Reserved.

8.6  The Managing Broker-Dealer Disclosure Statements in the Offering Statement (as amended or supplemented, if the Company shall have filed with the SEC any amendment thereof or supplement thereto) will not and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. For purposes of this Agreement, the “Managing Broker-Dealer Disclosure Statements” means any statements or disclosures included within or the subject of the Offering Statement which, when filed with the SEC and at all times subsequent thereto, are based upon and conform to written information relating to the Managing Broker-Dealer furnished in writing to the Company by the Managing Broker-Dealer specifically for use in the preparation of the Offering Statement, or any supplement to the Offering Statement.1

8.7  The Managing Broker-Dealer has operated and is operating in material compliance with all authorizations, licenses, certificates, consents, permits, approvals and orders of and from all state, federal and other governmental regulatory officials and bodies necessary to conduct its business as contemplated by and described in this Agreement, all of which are, to the Managing Broker Dealers knowledge, valid and in full force and effect. The Managing Broker-Dealer is conducting its business in substantial compliance with all applicable laws and Governmental Rules of the jurisdictions in which it is conducting business, and the Managing Broker Dealer is not in material violation of any applicable laws or Governmental Rules.

9. Conditions of the Obligations of the Managing Broker-Dealer. The obligations of the Managing Broker-Dealer hereunder are subject to the following conditions:

9.1  The Offering Statement shall be effective, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Managing Broker-Dealer, threatened by the SEC or any state securities commission or similar regulatory body. Any request by the SEC for additional information (to be included in the Offering Statement or otherwise) shall have been complied with to the satisfaction of the Managing Broker- Dealer.

9.2  The Managing Broker-Dealer shall have received from the Company a certificate, dated as of the initial closing date (the “Initial Closing Date”), of an executive officer of the Company, as to: (i) the accuracy of the representations and warranties of the Company in this Agreement, (ii) compliance by the Company with all the agreements and satisfaction of all the conditions to be performed or satisfied by the Company under this Agreement; (iii) the absence of any stop order or similar order or related proceedings, (iv) the absence of any Material Adverse Effect, and (v) the Offering Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and no event has occurred as a result of which it is necessary to amend or supplement the Offering Statement in order to make the statements therein not untrue or misleading in any material respect..

9.3  The Managing Broker-Dealer shall have received a certificate of Secretary of the Company (or other officer of the Company), dated as of the Initial Closing Date, certifying as to (i) the certificate of incorporation and bylaws of the Company, and (ii) the resolutions of the Board of Directors of the Company relating to the preparation and signing of the Offering Statement and this Agreement, the issuance and sale of the Products and other related matters.

1 To be updated to note statements provided in the Offering Statement.

9.4  The Managing Broker-Dealer shall have received an opinion and 10b-5 negative assurances letter, dated as of the Initial Closing Date, of Jim Byrd, in-house legal counsel to the Company, in a form reasonably satisfactory to the Managing Broker-Dealer and its counsel.

9.5  At the Closing, the the Company shall use their best efforts to cause the Accountants to furnish to the Managing Broker-Dealer a letter, dated the date of its delivery (the “Comfort Letter”), addressed to the Managing Broker-Dealer and in form and substance reasonably satisfactory to the Managing Broker-Dealer containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Managing Broker-Dealer with respect to the financial statements and certain financial information contained in the Offering Statement.

9.6  FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.

9.7  Notwithstanding the foregoing, during the term of the Offering, the Company shall be required to provide to the Managing Broker-Dealer, (i) within fifteen (15) calendar days of the Company’s quarter-end the deliverables required in Sections 9.2 and 9.4, and (ii) within fifteen (15) calendar days of the Company’s filing a post-effective amendment to the Offering Statement to include audited financial statements, the Company shall use their best efforts to cause the Accountants to furnish to the Managing Broker-Dealer an updated Comfort Letter.

The Managing Broker-Dealer may waive in writing the performance of any one or more of the conditions specified in this Section 9 or extend the time for their performance. If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement to be fulfilled, and if the fulfillment of said condition has not been waived by the Managing Broker-Dealer, then this Agreement and all obligations of the Managing Broker-Dealer hereunder may be canceled at, or at any time prior to, the Initial Qualification Date by the Managing Broker-Dealer.

10. Compensation. Subject to Section 11, as compensation for services rendered by the Managing Broker Dealer hereunder, the Managing Broker-Dealer will be entitled to receive from the Company the fees as set forth on Schedule A attached hereto (collectively, the “Fees”). The Company shall pay all Fees as directed on Schedule A, and the Managing Broker-Dealer shall, with respect to any disputes arising among or between the Managing Broker-Dealer and any Soliciting Dealers or any wholesalers, hold the Company harmless for any such payments made as directed on such invoices.

11. Company Expenses. The Company will pay all fees and expenses incident to the performance of its obligations under this Agreement. Without limiting the foregoing, the Company’s obligations hereunder to pay for expenses will include, but not be limited to, the payment of:

(a)	any SEC filing or registration fees;

(b)	expenses of printing the Offering Statement and any amendment or supplement (including documents incorporated by reference theretoto) and the expense of furnishing to the Managing Broker-Dealer copies of the Offering Statement and all Approved Sales Literature and any other documents in connection with the Offering, purchase, sale and delivery of the Products as herein provided;

(c)	fees and expenses of the Company’s accountants and counsel in connection with the Offering;

(d)	the FINRA filing fee;

(e)	all state Blue Sky registration fees;

(f)	all DTC fees associated with the Offering;

(g)	all transfer agent fees associated with the Offering;

(h)	all of the Company’s other own expenses in connection with the Offering, including, but not limited to, the salaries, travel expenses and similar expenses of Company; and

(i)	Company employees and personnel incurred in connection with the Offering

11. Offering. The Offering of Products shall be at and upon the terms and conditions set forth in the Offering Statement and the exhibits and appendices thereto and any amendments or supplements thereto (including documents incorporated by reference).

12. Conditions to Payment of Fees and Expense Reimbursements

12.1 No selling commissions, allowances, reimbursements or other compensation will be payable with respect to any subscriptions for (i) the Products that are rejected by the Company, or (ii) if the Company terminates the Offering for any reason whatsoever or for no reason prior to the Initial Closing Date.

12.2 With the exception of the Initial Expense Payment of $7,500 set forth on Schedule A, all attorneys’ fees and all other costs and expenses incurred by the Managing Broker-Dealer in the performance of any obligations hereunder, including but not limited to expenses otherwise related to the Offering, shall be the sole and exclusive responsibility of the Managing Broker-Dealer unless otherwise approved by the Company in writing and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

13. Indemnification of the Managing Broker-Dealer.

13.1 Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless (i) the Managing Broker- Dealer, each Soliciting Dealer, their affiliates and each of their respective officers, directors, owners, members, managers, partners, employees, agents and (ii) each person, if any, who controls the Managing Broker-Dealer and Soliciting Dealer (all of the foregoing persons described in clauses (i) and (ii) being collectively referred to as the “Selling Parties”), against any and all loss, liability, claim, damage and expense (including reasonable legal and other expenses incurred in investigation and defending such claims or liabilities) whatsoever arising out of or based upon the following:

13.2 Any untrue statement or alleged untrue statement of a material fact contained in the Offering Statement (including any post-effective amendment or supplement thereto or document incorporated by reference), in any Approved Sales Literature, or in any application or other document filed in any jurisdiction in order to qualify or register the Products in connection with the Offering (in all cases, other than Managing Broker-Dealer Disclosure Statements);

13.3 The omission or alleged omission from the Offering Statement, in any Approved Sales Literature, or in any application or other document filed in any jurisdiction in order to quality or register the Products in connection with the Offering of a material fact required to be stated therein or necessary to make the statements therein not misleading (in all cases, other than omissions from Managing Broker-Dealer Disclosure Statements);

13.4 Any verbal or written representations in connection with the Offering made by the Company or its agents (other than by the Managing Broker-Dealer, the Soliciting Dealers, or any of their respective employees or affiliates), employees or affiliates in violation of the Securities Act, or any other applicable federal or state securities laws and regulations; or

13.5 A material inaccuracy in a representation or warranty contained herein by the Company, a material breach by the Company of any term, condition, representation, warranty or covenant of this Agreement, or a material failure by the Company to comply with state or federal securities laws and regulations applicable to the Offering (in all cases, other than with respect to included or omitted Managing Broker-Dealer Disclosure Statements).

13.6 Upon proper notice from an indemnified Selling Party, the Company will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, entitled to however, that if the defendants in any such action include both a Selling Party and the Company, and the Selling Party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the Company, then the Selling Party or Parties shall have the right to select one separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on their behalf, in which event the fees and expenses of such separate counsel shall be borne by the Company. In no event shall the Company be liable for fees and expenses of more than one counsel for each Selling Party separate from the Company’s own legal counsel. The Company shall not be liable to any Selling Party on account of any settlement of any claim or action effected without the consent of such Selling Party.

13.7 The Company agrees to promptly notify the Managing Broker-Dealer of the commencement of any litigation or proceedings against the Company, or any of its officers, directors, employees or agents in connection with the issuance and sale of Products, or in connection with the Offering Statement

14. Indemnification of the Company.

14.1 Subject to the conditions set forth below, the Managing Broker-Dealer agrees to indemnify and hold harmless: (i) the Company, (ii) its directors, officers, employees and agents, and (iii) each person, if any, who controls the Company and its own directors, officers, owners, employees and agents (all of the foregoing persons described in clauses (i) through (iii) being collectively referred to as the “Company Parties”), against any and all loss, liability, claim, damage and expense whatsoever arising out of or based upon:

14.2 Any untrue statement or alleged untrue statement of a material fact contained in the Offering Statement that comprises a Managing Broker-Dealer Disclosure Statement, or any omission or alleged omission from the Offering Statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, which omission or alleged omission related to a Managing Broker-Dealer Disclosure Statement.

14.3 If any action (including any third-party action) is brought against a Company Party in respect of which indemnity may be sought hereunder, the Company shall promptly notify the Managing Broker-Dealer in writing of the institution of such action.

14.4 Upon proper notice from an indemnified Company Party, the Managing Broker- Dealer will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel who shall be reasonably satisfactory to the indemnified party. After notice from the Managing Broker-Dealer of its election to assume the defense thereof, the Managing Broker-Dealer will not be liable to the Company Party under Section 14.1 for any legal or other expenses subsequently incurred by such Company Party in connection with the defense thereof; provided, however, that if the defendants in any such action include both a Company Party and the Managing Broker-Dealer, and the Company Party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the Managing Broker-Dealer, then the Company Party or Parties shalt have the right to select one separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on their behalf, in which event the fees and expenses of such separate counsel shall be borne by the Managing Broker-Dealer, in no event shall the Managing Broker-Dealer be liable for fees and expenses of more than one counsel for each Company Party separate from the Managing Broker-Dealer’s own legal counsel. The Managing Broker-Dealer shall not be liable to any Company Party on account of any settlement of any claim or action effected without the consent of such Company Party.

14.5 The Managing Broker-Dealer agrees to promptly notify the Company of the commencement of any litigation or proceedings against the Managing Broker-Dealer or any of the Managing Broker-Dealer’s officers, directors, partners, affiliates, or agents in connection with the offer or sale of Products or in connection with the Offering Statement .

14.6 The indemnity provided to the Company Parties shall not apply to any such person or entity to the extent that any loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Company or any of its agents (or a Company Party).

14.7 The Managing Broker-Dealer agrees to require that each Soliciting Dealer enter into an agreement (i) providing indemnity to the Company consistent with the indemnity provided by the Managing Broker-Dealer pursuant to the provisions of this Section 14, and (ii) containing an express third-party beneficiary clause permitting the Company to rely on and enforce such indemnity.

15. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided pursuant to Sections 13 and 14 is for any reason held to be unavailable from the Company, the Managing Broker-Dealer or a Soliciting Dealer, as the case may be, the Company, the Managing Broker-Dealer and the Soliciting Dealer, shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted) in such amount as a court of competent jurisdiction may determine (or in the case of settlement, in such amounts as may be agreed upon by the parties) in such proportion to reflect the relative fault of the Company, on the one hand, and the Managing Broker-Dealer or such Soliciting Dealer, on the other hand, in connection with the events described in Sections 13 and 14, as the case may be, which resulted in such losses, liabilities, claims damages or expenses, as well as any other equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Managing Broker-Dealer or a Soliciting Dealer, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such omission or statement. Any persons entitled to indemnification hereunder shall be entitled to receive, from a party obligated to indemnify under Section 13 or 14, contribution hereunder. Notwithstanding the provisions of this Section 15, the Managing Broker-Dealer will not be required to contribute any amount in excess of the Fees received by the Managing Broker-Dealer. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

16. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Managing Broker-Dealer set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Managing Broker-Dealer or any controlling person referred to in Sections 13 and 14 hereof and (ii) delivery of and payment for the Products. The respective agreements, covenants, indemnities and other statements set forth in Sections 9 through 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

17. Costs of Offering. Except for the compensation payable to the Managing Broker- Dealer set forth on Schedule A, and the Company’s own expenses generally described herein, the Managing Broker-Dealer will pay all of its own costs and expenses, including but not limited to all expenses necessary for the Managing Broker-Dealer to remain in compliance with any applicable federal, state or FINRA laws, rules or regulations in order to participate in the Offering as a broker-dealer. The Company agrees to pay all other expenses incident to the performance of its respective obligations hereunder, including all expenses incident to filings with federal and state regulatory authorities and to the exemption of Products under federal and applicable state securities laws, including fees and disbursements of the Company’s counsel, all costs of reproduction and distribution of the Offering Statement and any amendment or supplement thereto, and all costs of attorneys’ fees and other expenses.

18. Termination. Either party to this Agreement may terminate this Agreement at any time prior to the Initial Closing Date, by notice by one party (the “Notifying Party”) to the other party, without liability on the part of either party to the other party if, prior to delivery and payment for the Products, in the sole judgment of the Notifying Party: (a) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Notifying Party, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Notifying Party, inadvisable or impracticable to market the Products or enforce contracts for the sale of the Products; (b) there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, such as to make it, in the judgment of the Managing Broker-Dealer, inadvisable or impracticable to market the Products or enforce contracts for the sale of the Products; (c) trading on the New York Stock Exchange, Inc., NYSE American or NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (d) a banking moratorium has been declared by any state or Federal authority; or (e) in the judgment of the Notifying Party, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Statement, any Material Adverse Effect of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Furthermore, the Company may in its sole discretion terminate this Agreement and the Offering to which it applies at any time upon prior written notice to the Managing Broker-Dealer for any reason or no reason. Any termination under this Section 18 shall not affect the indemnification provisions set forth herein. In the event that the Company terminates this Agreement, the Company shall reimburse the Managing Broker-Dealer for any expenses that are otherwise reimbursable hereunder and pay all commissions to which the Managing Broker-Dealer is or becomes entitled under this Agreement at such time as the commissions become payable until the date of such termination.

19. Confidentiality. The Managing Broker-Dealer agrees that all non-public information pertaining to the Company, including but not limited compensation, wholesalers, business plans, employee lists, financial statements of the Company, its subsidiaries and affiliates, (collectively, “Confidential Information”) will be held by the Managing Broker-Dealer in confidence and for the sole purpose and use by Managing Broker-Dealer for its performance hereunder and will not be provided to any other persons or entities without the prior written approval of the Company; provided that the Managing Broker-Dealer shall not be required to obtain written approval to share such Confidential Information with any Soliciting Dealers. Any parties receiving Confidential Information from the Managing Broker-Dealer, including any Soliciting Dealers, must expressly agree in writing to be bound by the restrictions set forth in this Section 19 (with an express third-party beneficiary clause permitting the Company to rely on and enforce the same); provided, however, that Confidential Information shall not include information that (i) is or becomes publicly available other than as a result of acts by the Managing Broker-Dealer in breach of this Agreement, (ii) is in the Managing Broker-Dealer’s possession prior to disclosure by the Company or is independently derived by the Managing Broker-Dealer without the aid, application or use of the Confidential Information, (iii) is disclosed to the Managing Broker-Dealer by a third party on a non-confidential basis that the Managing Broker- Dealer did not know was subject to, or bound by, confidentiality obligations with respect to, or (iv) the Managing Broker-Dealer determines is required to be disclosed by Governmental Rules.

20. Governing Law. This Agreement shall be governed by, subject to and construed in accordance with the internal laws of the State of South Carolina without regard to its conflicts-of-law provisions.

21. Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible (a) the remainder of this Agreement shall be considered valid and operative and (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same instrument.

23. Modifications or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

24. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Managing Broker-Dealer, shall be mailed or delivered to Sequence at 781 Meeting Street, Suite B, Charleston, SC 29403; and if sent to the Company shall be mailed or delivered to 301 E Pine St. suite 850 Orlando, FL 32801. The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto or, if mailed, on the third day after mailing by both first-class U.S. mail and certified U.S. mail with return receipt requested.

25. Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained: provided, however, that the provisions of Section 13, 14 and 15 are also intended for the benefit of the Selling Parties and Company Parties, as applicable, although the provisions of any such Section may be amended without the consent of any such Persons. Neither party may assign any of its rights hereunder, or delegate any of its duties hereunder, without the prior and express written consent of the other party.

26. Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

27. Attorney’s Fees. Except as set forth herein, if any legal action or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement each party shall be responsible for paying its own attorneys’ fees.

28. Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior understandings respecting the subject matter hereof.

Wherefore, the parties have executed this Agreement on March 13, 2020.

Company	Managing Broker-Dealer

By:_________________________________	By:___________________________
Legion Capital Corporation	Sequence Financial Specialists LLC

SCHEDULE A

1.	Company agrees to pay the following commission fees (“Commissions”) to Managing Broker-Dealer under the Offering to which this Schedule A pertains:

a.	A Managing Broker-Dealer Fee equal to the following for the sale of the Products:

i.	0.50% commission on the aggregate gross sales of Products relating to 1-year bonds plus 0.45% on the aggregate gross sales of Products relating to 1-year bonds in connection with the engagement of each Soliciting Dealer

ii.	0.75% commission on the aggregate gross sales of Products relating to 2-year bonds plus 0.55% on the aggregate gross sales of Products relating to 2-year bonds in connection with the engagement of each Soliciting Dealer

iii.	1.00% commission on the aggregate gross sales of Products relating to 3-year bonds plus 0.73% on the aggregate gross sales of Products relating to 3-year bonds in connection with the engagement of each Soliciting Dealer

iv.	1.25% commission on the aggregate gross sales of Products relating to redeemable preferred stock plus 0.89% on the aggregate gross sales of Products relating to redeemable preferred stock in connection with the engagement of each Soliciting Dealer

b.	Selling Commission equal to the percentage provided in the offering memorandum

2.	In addition to the above Commission Fees, the Managing Broker-Dealer shall be reimbursed $7,500 upon the execution of the Agreement for legal fees and expenses incurred by the Managing Broker-Dealer in connection with the execution of this Agreement and Offering and a second installment of $7,500 for additional legal fees incurred by the Managing Broker-Dealer payable by May 31, 2020 (the “Legal Reimbursement”, together with the Commission Fees, the “Fees”).

3.	Notwithstanding the foregoing, the Company shall pay to Managing Broker-Dealer full Commission Fees on any bonds that are renewed by the Holders thereof at the time of such renewal, subject to all applicable rules and regulations governing such renewals and Commission Fees.

4.	The Legal Reimbursements shall be due and payable, by wire transfer, to an account designated by the Managing Broker-Dealer upon the execution of this Agreement. The Commission Fees shall be due and payable, by wire transfer, to an account designated by the Managing Broker-Dealer, upon the Initial Closing Date, and upon each subsequent closing date.

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